First Horizon Corporation Reports Second Quarter 2022 Net Income Available to Common Shareholders of
$166 Million, or EPS of $0.29; $195 Million, or $0.34, on an Adjusted Basis*

Pre-provision net revenue up 19% from the prior quarter and up 18% on an Adjusted basis*

ROTCE of 12.1% and Adjusted ROTCE of 14.2% with tangible book value per share of $10.18*

MEMPHIS, TN (July 19, 2022) – First Horizon Corporation (NYSE: FHN or “First Horizon”) today reported second quarter net income available to common shareholders ("NIAC") of $166 million, or earnings per share of $0.29, compared with first quarter 2022 NIAC of $187 million, or earnings per share of $0.34.

Second quarter 2022 results were reduced by a net $29 million after-tax, or $0.05 per share, of notable items compared with a net $24 million, or $0.04 per share, in first quarter 2022. Excluding notable items, adjusted second quarter 2022 NIAC of $195 million, or $0.34 per share, decreased from $211 million, or $0.38 per share in first quarter 2022. Results reflect a $0.10 per share reduction tied to provision for credit losses as well as the impact of suspension of share repurchases and a 17.7 million increase in diluted shares following the first quarter 2022 preferred issuance related to the proposed TD transaction.

"Our results this quarter reflect strong net interest income and continued expense discipline which helped to mitigate the macroeconomic impact on our fixed income and wealth businesses and provision expense,” said Chairman and Chief Executive Officer Bryan Jordan. "Our high-growth markets and specialty lending businesses delivered loan growth of four percent, before the impact of paycheck protection program and mortgage warehouse loans. With continued strong credit quality and a highly asset-sensitive balance sheet, we are well positioned for the future and remain confident in the power of the proposed transaction with TD Bank Group.”

Notable Items

Notable Items
Quarterly, Unaudited ($s in millions, except per share data)	2Q22	1Q22	2Q21
Summary of Notable Items:
Merger/acquisition/transaction-related items:
IBKC:
Purchase accounting gain (other noninterest income)*	$—	$—	$(2)
Merger/acquisition expense	(13)	(28)	(32)
Total IBKC merger/acquisition- related items	(13)	(28)	(34)
TD:
Transaction-related expense	(25)	(9)	—
Total TD transaction-related items	(25)	(9)	—
Total Net Merger/acquisition/transaction- related items:	(38)	(37)	(34)
Other notable items:
Gain on mortgage servicing rights (mortgage banking and title)	12	—	—
Gain related to a fintech investment	—	6	—
Visa derivative valuation adjustment (other noninterest expense)	(12)	—	—
Total net other notable items:	—	(6)	—
Total Notable items (pre-tax)	$(38)	$(32)	$(34)
Total Notable items (after-tax)	(29)	(24)	(26)
EPS impact of notable items	$(0.05)	$(0.04)	$(0.05)
Numbers may not foot due to rounding
*Purchase accounting gain is non-taxable income
Second quarter pre-tax net notable items included TD transaction-related costs of $25 million, and IBKC merger-related expense of $13 million. Other notable items reflect a $12 million mortgage servicing rights gain and $12 million tied to derivative valuation adjustments related to prior Visa Class-B share sales.

*ROTCE, PPNR, Core net interest income (NII), tangible book value per share, loans and leases excluding PPP and/or LMC, and "Adjusted" results are Non-GAAP Financial Measures; NII, Total Revenue, NIM and PPNR are presented on a fully taxable equivalent basis; References to loans include leases and EPS are based on diluted shares; Capital ratios are preliminary. See page 5 for information on our use of Non-GAAP measures and their reconciliation to GAAP beginning on page 21.

Second Quarter 2022 Versus First Quarter 2022 Highlights
•Total revenue of $743 million increased $36 million and Adjusted revenue of $733 million increased $29 million reflecting the benefit of higher net interest income partially offset by lower noninterest income.
•Net interest income of $542 million increased $63 million, or 13%, despite a $6 million reduction in net merger-related and PPP benefits. Core net interest income was up $70 million as the benefit of higher rates, loan balances and investment portfolio income was partially offset by spread compression.
•Noninterest income of $201 million decreased $28 million and Adjusted noninterest income of $188 million decreased $35 million largely as strength in card and digital banking fees was more than offset by reductions in fixed income, deferred compensation and brokerage trust and insurance given the impact of higher long-term rates and macroeconomic uncertainty and volatility as well as lower other noninterest income.
•Noninterest expense of $489 million decreased $4 million and reflected a $13 million increase in notable items. Adjusted noninterest expense of $438 million decreased $17 million largely as lower personnel expense was partially offset by higher other noninterest expense.
•Provision expense of $30 million compared with provision credit of $40 million in first quarter 2022 reflecting the impact of loan growth and revised macroeconomic outlook.
•Average interest-earning assets of $79.7 billion decreased $2.4 billion largely as a $1.5 billion increase in loans was more than offset by a $3.9 billion decrease in interest-bearing deposits with banks.
•Average loans before the impact of PPP up $1.8 billion as a $159 million decrease in loans to mortgage companies was more than offset by higher other commercial and industrial balances.
•Period-end loans before the impact of PPP increased $1.8 billion, or 3%, driven by a $1.2 billion increase in commercial. Period-end commercial loans excluding PPP and loans to mortgage companies ("LMC") rose 4%.
•Average deposits of $71.9 billion decreased $2.2 billion, or 3%, driven by a $2.1 billion decrease in interest-bearing. Total deposit costs of 10 basis points increased 4 basis points.
•Allowance for credit losses ("ACL") to loans ratio of 1.24% remained relatively stable compared to 1.25% at March 31, 2022; the ACL to nonperforming loans ratio of 234% improved from 207% at March 31, 2022.
•Net charge-offs of $12 million in second quarter 2022 remained relatively stable; nonperforming loans of $301 million decreased 9% linked quarter and the nonperforming loan ratio of 0.53% improved from 0.60% as of March 31, 2022.
•ROCE of 9.1%; ROTCE of 12.1%; Adjusted ROTCE of 14.2%; CET 1 ratio of 9.8%; and total capital ratio of 13.0%.
•Tangible book value per share of $10.18 at June 30, 2022 decreased 3% from $10.46 at March 31, 2022 driven by a $0.43 reduction tied to the mark-to-market valuation adjustment on the securities portfolio.
Strategic Update
IBKC Merger
•On track to deliver approximately $200 million of targeted annualized IBKC merger net cost saves by 4Q22.
•Achieved $140 million of annualized net cost saves in 2Q22.
Proposed Acquisition by TD
•Expect deal to close in 1Q of TD’s 2023 fiscal year.
–FHN shareholder approval received on May 31st, 2022 with more than 99% of votes cast in favor.
–Public meeting with Fed and OCC scheduled for August 18th, 2022.
–Regulatory approval applications progressing.

SUMMARY RESULTS
Quarterly, Unaudited

				2Q22 Change vs.
($s in millions, except per share and balance sheet data)	2Q22	1Q22	2Q21	1Q22			2Q21
				$/bp		%	$/bp		%
Income Statement
Interest income - taxable equivalent[1]	$586	$513	$545	$73		14%	$41		8%
Interest expense- taxable equivalent[1]	41	31	45	10		32	(4)		(9)
Net interest income- taxable equivalent	545	482	500	63		13	45		9
Less: Taxable-equivalent adjustment	3	3	3	—		—	—		—
Net interest income	542	479	497	63		13	45		9
Noninterest income	201	229	285	(28)		(12)	(84)		(29)
Total revenue	743	707	781	36		5	(38)		(5)
Noninterest expense	489	493	497	(4)		(1)	(8)		(2)
Pre-provision net revenue[3]	255	215	284	40		19	(29)		(10)
Provision for credit losses	30	(40)	(115)	70		NM	145		126
Income before income taxes	225	255	399	(30)		(12)	(174)		(44)
Provision for income taxes	48	57	88	(9)		(16)	(40)		(45)
Net income	177	198	311	(21)		(11)	(134)		(43)
Net income attributable to noncontrolling interest	3	3	3	—		—	—		—
Net income attributable to controlling interest	174	195	308	(21)		(11)	(134)		(44)
Preferred stock dividends	8	8	13	—		—	(5)		(38)
Net income available to common shareholders	$166	$187	$295	$(21)		(11)	$(129)		(44)

Adjusted net income[4]	$205	$222	$337	$(17)		(8)	$(132)		(39)
Adjusted net income available to common shareholders[4]	$195	$211	$321	$(16)		(8)%	$(126)		(39)%
Common stock information
EPS	$0.29	$0.34	$0.53	$(0.05)		(15)%	$(0.24)		(45)%
Adjusted EPS[4]	$0.34	$0.38	$0.58	$(0.04)		(11)%	$(0.24)		(41)%
Diluted shares[8]	569	550	556	19		3%	13		2%
Key performance metrics
Net interest margin	2.74%	2.37%	2.47%	37	bp		27	bp
Efficiency ratio	65.76	69.66	63.67	(390)			209
Adjusted efficiency ratio[4]	59.79	64.64	59.17	(485)			62
Effective income tax rate	21.30	22.41	22.03	(111)			(73)
Return on average assets	0.82	0.90	1.42	(8)			(60)
Adjusted return on average assets[4]	0.95	1.02	1.54	(7)			(59)
Return on average common equity (“ROCE")	9.1	9.9	15.5	(80)			(633)
Return on average tangible common equity (“ROTCE”)[4]	12.1	13.0	20.4	(91)			(829)
Adjusted ROTCE[4]	14.2	14.7	22.2	(53)			(803)
Noninterest income as a % of total revenue	27.06	32.31	36.43	(525)			(937)
Adjusted noninterest income as a % of total revenue[4]	25.68%	31.63%	36.49%	(595)	bp		(1,081)	bp
Balance Sheet (billions)
Average loans	$55.6	$54.1	$56.8	$1.5		3%	$(1.3)		(2)%
Average deposits	71.9	74.2	73.2	(2.2)		(3)	(1.2)		(2)
Average assets	86.3	88.6	87.6	(2.3)		(3)	(1.2)		(1)
Average common equity	$7.3	$7.6	$7.7	$(0.3)		(4)%	$(0.3)		(5)%
Asset Quality Highlights
Allowance for credit losses to loans and leases	1.24%	1.25%	1.57%	(1)	bp		(33)	bp
Net charge-off ratio	0.09	0.07	(0.07)	2			16
Nonperforming loan and leases ratio	0.53%	0.60%	0.61%	(7)	bp		(8)	bp
Capital Ratio Highlights (current quarter is an estimate)
Common Equity Tier 1	9.8%	10.0%	10.3%	(17)	bp		(48)	bp
Tier 1	11.6	11.8	11.4	(23)			17
Total Capital	13.0	13.2	13.1	(23)			(19)
Tier 1 leverage	9.1%	8.8%	8.2%	31	bp		89	bp
Numbers may not foot due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 20.

Second Quarter 2022 versus First Quarter 2022
Net interest income
Net interest income of $542 million increased $63 million from first quarter 2022 despite a $6 million reduction tied to net merger-related and PPP benefits. Core net interest income up $70 million as the benefit of higher rates, loan balances and investment portfolio income was partially offset by spread compression. Net interest margin of 2.74% increased 37 basis points as the benefit of higher rates, lower excess cash, improved securities yields and loan growth was partially offset by the impact of higher funding costs and spread compression.

Noninterest income
Noninterest income of $201 million decreased $28 million largely as a $13 million benefit tied to notable items and an increase in card and digital banking fees was more than offset by a decrease in fixed income, deferred compensation and brokerage trust and insurance. Results reflect the impact of higher long-term rates and macroeconomic uncertainty and volatility as well as a reduction in other noninterest income. Fixed income average daily revenue of $612 thousand compared with $1.0 million in first quarter 2022.

Noninterest expense
Noninterest expense of $489 million decreased $4 million from first quarter 2022 driven by a $13 million decrease in notable items. Adjusted noninterest expense of $438 million decreased $17 million driven by a $31 million decrease in personnel expense largely tied to lower revenue-based incentives and commissions and deferred compensation. Results also reflect a $13 million increase in other noninterest expense largely reflecting a reduction in internal labor charged to the IBKC merger as well as the impact of higher fraud losses, travel and entertainment, FDIC insurance and customer relations. Linked quarter trends also reflect a $6 million benefit tied to incremental IBKC merger cost savings.

Loans and leases
Average loan and lease balances of $55.6 billion increased $1.5 billion reflecting a 3% increase in commercial and consumer. Commercial loan growth reflected a $747 million increase in commercial and industrial and a $397 million increase in commercial real estate. Results reflect a $336 million decrease in PPP loans and a $159 million reduction in loans to mortgage companies ("LMC"). Loan trends excluding PPP increased $1.8 billion compared to the prior quarter, driven by a $1.5 billion increase in commercial. Period-end loans and leases of $56.5 billion increased $1.5 billion from first quarter 2022, reflecting a 5% increase in consumer and a 2% increase in commercial. Loans before the impact of PPP were up $1.8 billion as a $454 million decrease in LMC was more than offset by a $1.2 billion increase in other commercial and industrial and a $456 million increase in commercial real estate. Before the impact of PPP and LMC, period-end loans increased $2.2 billion, or 4%, driven by a $1.7 billion increase in all other commercial loans.

Deposits
Average deposits of $71.9 billion decreased $2.2 billion, or 3%. Period-end deposits of $70.5 billion decreased $3.6 billion reflecting a $2.6 billion decrease in interest-bearing and a $937 million decrease in noninterest-bearing. Total deposit costs of 10 basis points increased 4 basis points with a 6 basis point increase in interest-bearing deposit costs.

Asset quality
Provision expense of $30 million compared with a $40 million provision credit in first quarter 2022 reflecting the impact of loan growth and revised macroeconomic outlook.

Net charge-offs of $12 million, or 9 basis points in the second quarter, remained relatively stable.

Nonperforming loans of $301 million decreased $31 million from first quarter 2022 levels. Second quarter 2022 ACL to nonperforming loans coverage ratio of 234% compared with 207% in first quarter 2022.

The ACL to loans ratio decreased to 1.24% from 1.25% in the first quarter 2022.

Capital
CET1 ratio of 9.8% in second quarter 2022 remained strong with 10.0% in first quarter 2022. Total capital ratio of 13.0% vs. 13.2% in first quarter 2022.

Income taxes
The second quarter 2022 effective tax rate of 21.3% compares with 22.4% in first quarter 2022. On an adjusted basis, the effective tax rate of 21.7% in the second quarter 2022 improved from 22.5% in first quarter 2022.

Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements pertain to FHN's beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results, or other developments. Forward-looking statements can be identified by the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should,” “is likely,” “will,” “going forward,” and other expressions that indicate future events and trends.

Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic, and competitive uncertainties and contingencies, many of which are beyond FHN’s control, and many of which, with respect to future business decisions and actions (including acquisitions and divestitures), are subject to change and could cause FHN’s actual future results and outcomes to differ materially from those contemplated or implied by forward-looking statements or historical performance. Examples of uncertainties and contingencies include those mentioned: in this document; in Items 2.02 and 7.01 of FHN’s Current Report on Form 8-K to which this document has been filed as an exhibit; in the forepart, and in Items 1, 1A, and 7, of FHN’s most recent Annual Report on Form 10-K, as amended; and in the forepart, and in Item 1A of Part II, of FHN’s Quarterly Report(s) on Form 10-Q filed this year.

FHN assumes no obligation to update or revise any forward-looking statements that are made in this document or in any other statement, release, report, or filing from time to time.

Use of Non-GAAP Measures and Regulatory Measures that are not GAAP

Certain measures included in this report are “non-GAAP,” meaning they are not presented in accordance with generally accepted accounting principles in the U.S. and also are not codified in U.S. banking regulations currently applicable to FHN. Although other entities may use calculation methods that differ from those used by FHN for non-GAAP measures, FHN’s management believes such measures are relevant to understanding the financial condition, capital position, and financial results of FHN and its business segments. Non-GAAP measures are reported to FHN’s management and Board of Directors through various internal reports.

The non-GAAP measures presented in this earnings release are fully taxable equivalent measures, core net interest income ("NII"), pre-provision net revenue ("PPNR"), loans and leases excluding paycheck protection program ('PPP") and/or Loans to Mortgage Companies ("LMC"), return on average tangible common equity (“ROTCE”), tangible common equity (“TCE”) to tangible assets (“TA”), tangible book value ("TBV") per common share, and various consolidated and segment results and performance measures and ratios adjusted for notable items.

Presentation of regulatory measures, even those which are not GAAP, provide a meaningful base for comparability to other financial institutions subject to the same regulations as FHN, as demonstrated by their use by banking regulators in reviewing capital adequacy of financial institutions. Although not GAAP terms, these regulatory measures are not considered “non-GAAP” under U.S. financial reporting rules as long as their presentation conforms to regulatory standards. Regulatory measures used in this financial supplement include: common equity tier 1 capital ("CET1"), generally defined as common equity less goodwill, other intangibles, and certain other required regulatory deductions; tier 1 capital, generally defined as the sum of core capital (including common equity and instruments that cannot be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations; and risk-weighted assets, which is a measure of total on- and off-balance sheet assets adjusted for credit and market risk, used to determine regulatory capital ratios.

Refer to the tabular reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items beginning on page 21.

First Horizon Corp. (NYSE: FHN), with $85.1 billion in assets as of June 30, 2022, is a leading regional financial services company, dedicated to helping our clients, communities and associates unlock their full potential with capital and counsel. Headquartered in Memphis, TN, the banking subsidiary First Horizon Bank operates in 12 states across the southern U.S. The Company and its subsidiaries offer commercial, private banking, consumer, small business, wealth and trust management, retail brokerage, capital markets, fixed income, mortgage, and title insurance services. First Horizon has been recognized as one of the nation's best employers by Fortune and Forbes magazines and a Top 10 Most Reputable U.S. Bank. More information is available at www.FirstHorizon.com.

Contact: Investor Relations, Ellen Taylor (901) 523-4450
Media Relations, Beth Ardoin, (337) 278-6868

CONSOLIDATED INCOME STATEMENT
Quarterly, Unaudited

						2Q22 Change vs.
($s in millions, except per share data)	2Q22	1Q22	4Q21	3Q21	2Q21	1Q22		2Q21
						$	%	$	%
Interest income - taxable equivalent[1]	$586	$513	$534	$536	$545	$73	14%	$41	8%
Interest expense- taxable equivalent[1]	41	31	33	41	45	10	32	(4)	(9)
Net interest income- taxable equivalent	545	482	502	495	500	63	13	45	9
Less: Taxable-equivalent adjustment	3	3	3	3	3	—	—	—	—
Net interest income	542	479	498	492	497	63	13	45	9
Noninterest income:
Fixed income	51	73	82	96	102	(22)	(30)	(51)	(50)
Mortgage banking and title	34	22	28	34	38	12	55	(4)	(11)
Brokerage, trust, and insurance	36	37	36	37	35	(1)	(3)	1	3
Service charges and fees	57	57	56	56	54	—	—	3	6
Card and digital banking fees	23	20	19	21	21	3	15	2	10
Deferred compensation income	(17)	(4)	—	3	7	(13)	NM	(24)	NM
Other noninterest income	16	24	25	(1)	27	(8)	(33)	(11)	(41)
Total noninterest income	201	229	247	247	285	(28)	(12)	(84)	(29)
Total revenue	743	707	745	738	781	36	5	(38)	(5)
Noninterest expense:
Personnel expense:
Salaries and benefits	190	190	190	191	191	—	—	(1)	(1)
Incentives and commissions	93	94	93	101	109	(1)	(1)	(16)	(15)
Deferred compensation expense	(18)	(5)	7	4	6	(13)	NM	(24)	NM
Total personnel expense	265	280	290	296	306	(15)	(5)	(41)	(13)
Occupancy and equipment[2]	73	72	74	75	75	1	1	(2)	(3)
Outside services	70	84	81	89	63	(14)	(17)	7	11
Amortization of intangible assets	13	13	14	14	14	—	—	(1)	(7)
Other noninterest expense	68	44	70	52	40	24	55	28	70
Total noninterest expense	489	493	528	526	497	(4)	(1)	(8)	(2)
Pre-provision net revenue[3]	255	215	217	213	284	40	19	(29)	(10)
Provision for credit losses	30	(40)	(65)	(85)	(115)	70	NM	145	126
Income before income taxes	225	255	282	298	399	(30)	(12)	(174)	(44)
Provision for income taxes	48	57	53	63	88	(9)	(16)	(40)	(45)
Net income	177	198	229	235	311	(21)	(11)	(134)	(43)
Net income attributable to noncontrolling interest	3	3	3	3	3	—	—	—	—
Net income attributable to controlling interest	174	195	227	232	308	(21)	(11)	(134)	(44)
Preferred stock dividends	8	8	8	8	13	—	—	(5)	(38)
Net income available to common shareholders	$166	$187	$219	$224	$295	$(21)	(11)%	$(129)	(44)%
Common Share Data
EPS	$0.31	$0.35	$0.41	$0.41	$0.54	$(0.04)	(12)%	$(0.23)	(43)%
Basic shares	535	533	537	546	550	2	—	(15)	(3)
Diluted EPS	$0.29	$0.34	$0.40	$0.41	$0.53	$(0.05)	(15)	$(0.24)	(45)
Diluted shares[8]	569	550	542	550	556	19	3%	13	2%

Effective tax rate	21.3%	22.4%	18.6%	21.1%	22.0%
Numbers may not foot due to rounding. See footnote disclosures on page 20.

ADJUSTED[5] FINANCIAL DATA - SEE NOTABLE ITEMS ON PAGE 9
Quarterly, Unaudited

						2Q22 Change vs.
($s in millions, except per share data)	2Q22	1Q22	4Q21	3Q21	2Q21	1Q22		2Q21
						$	%	$	%
Net interest income (FTE)[1]	$545	$482	$502	$495	$500	$63	13%	$45	9%
Adjusted noninterest income:
Fixed income	51	73	82	96	102	(22)	(30)	(51)	(50)
Mortgage banking and title	22	22	28	34	38	—	—	(16)	(42)
Brokerage, trust, and insurance	36	37	36	37	35	(1)	(3)	1	3
Service charges and fees	57	57	56	56	54	—	—	3	6
Card and digital banking fees	23	20	19	21	21	3	15	2	10
Deferred compensation income	(17)	(4)	—	3	7	(13)	NM	(24)	NM
Adjusted other noninterest income	15	18	25	21	29	(3)	(17)	(14)	(48)
Adjusted total noninterest income	$188	$223	$246	$268	$287	$(35)	(16)%	$(99)	(34)%
Total revenue (FTE)[1]	$733	$704	$748	$763	$787	$29	4%	$(54)	(7)%

Adjusted noninterest expense:
Adjusted personnel expense:
Adjusted salaries and benefits	$190	$188	$189	$191	$191	$2	1%	$(1)	(1)%
Adjusted Incentives and commissions	71	92	84	92	93	(21)	(23)%	(22)	(24)
Deferred compensation expense	(18)	(5)	1	4	6	(13)	NM	(24)	NM
Adjusted total personnel expense	244	275	274	286	290	(31)	(11)%	(46)	(16)
Adjusted occupancy and equipment[2]	72	72	73	74	75	—	—%	(3)	(4)
Adjusted outside services	61	59	66	65	56	2	3%	5	9
Adjusted amortization of intangible assets	12	12	13	13	13	—	—%	(1)	(8)
Adjusted other noninterest expense	50	37	46	42	31	13	35%	19	61
Adjusted total noninterest expense	$438	$455	$474	$480	$465	$(17)	(4)%	$(27)	(6)%

Adjusted pre-provision net revenue[3]	$295	$249	$274	$284	$321	$46	18%	$(26)	(8)%

Adjusted provision for credit losses	$30	$(40)	$(65)	$(85)	$(115)	$70	NM	$145	126%

Adjusted net income available to common shareholders	$195	$211	$260	$275	$321	$(16)	(8)%	$(126)	(39)%

Adjusted Common Share Data
Adjusted diluted EPS	$0.34	$0.38	$0.48	$0.50	$0.58	$(0.04)	(11)%	$(0.24)	(41)%
Diluted shares[8]	569	550	542	550	556	19	3%	13	2%

Adjusted effective tax rate	21.7%	22.5%	19.5%	21.8%	22.2%
Adjusted ROTCE	14.2%	14.7%	17.5%	18.4%	22.2%
Adjusted efficiency ratio	59.8%	64.6%	63.3%	62.9%	59.2%
Numbers may not foot due to rounding.
See footnote disclosures on page 20.

NOTABLE ITEMS
Quarterly, Unaudited

(In millions)	2Q22	1Q22	4Q21	3Q21	2Q21
Summary of Notable Items:
IBKC Purchase accounting gain (other noninterest income)*	$—	$—	$—	$—	$(2)
Gain/(loss) on TRUPS redemption (other noninterest income)	—	—	(3)	(23)	—
IBKC Branch sale gain (other noninterest income)	—	—	4	2	—
Gain related to a fintech investment	—	6	—	—	—
Gain on sale of mortgage servicing rights	12	—	—	—	—
IBKC merger/acquisition expense	(13)	(28)	(38)	(46)	(32)
TD transaction-related expense	(25)	(9)	—	—	—
Other notable expenses**	(12)	—	(16)	—	—
Total notable items	$(38)	$(32)	$(54)	$(68)	$(34)
EPS impact of notable items	$(0.05)	$(0.04)	$(0.08)	$(0.09)	$(0.05)
Numbers may not foot due to rounding
*Purchase accounting gain is non-taxable income.
**2Q22 includes $12 million of Visa derivative valuation expense; 4Q21 includes $10 million of Visa derivative valuation expense and $6 million of deferred compensation expense.

IMPACT OF NOTABLE ITEMS:
Quarterly, Unaudited

(In millions)	2Q22	1Q22	4Q21	3Q21	2Q21
Impacts of Notable Items:
Noninterest income:
Mortgage banking and title	$(12)	$—	$—	$—	$—
Other noninterest income	—	(6)	—	22	2
Total noninterest income	$(13)	$(6)	$—	$22	$2

Noninterest expense:
Personnel expenses:
Salaries and benefits	$1	$(2)	$—	$—	$—
Incentives and commissions	(22)	(2)	(9)	(10)	(16)
Deferred compensation expense	—	—	(6)	—	—
Total personnel expenses	(21)	(4)	(16)	(10)	(16)
Occupancy and equipment[2]	(1)	—	—	(1)	—
Outside services	(9)	(25)	(15)	(24)	(6)
Amortization of intangible assets	(1)	(1)	(1)	(1)	(1)
Other noninterest expense	(18)	(7)	(23)	(10)	(9)
Total noninterest expense	$(50)	$(37)	$(54)	$(46)	$(32)

Income before income taxes	$38	$32	$54	$68	$34
Provision for income taxes	9	7	13	17	8
Net income/(loss) available to common shareholders	$29	$24	$41	$51	$26
Numbers may not foot due to rounding

FINANCIAL RATIOS
Quarterly, Unaudited
						2Q22 Change vs.
	2Q22	1Q22	4Q21	3Q21	2Q21	1Q22			2Q21
FINANCIAL RATIOS						$/bp		%	$/bp		%
Net interest margin	2.74%	2.37%	2.42%	2.41%	2.47%	37	bp		27	bp
Return on average assets	0.82%	0.90%	1.02%	1.05%	1.42%	(8)			(60)
Adjusted return on average assets[4]	0.95%	1.02%	1.21%	1.28%	1.54%	(7)			(59)
Return on average common equity (“ROCE”)	9.12%	9.92%	11.26%	11.43%	15.45%	(80)			(633)
Return on average tangible common equity (“ROTCE”)[4]	12.07%	12.98%	14.72%	14.95%	20.36%	(91)			(829)
Adjusted ROTCE[4]	14.15%	14.68%	17.51%	18.36%	22.18%	(53)			(803)
Noninterest income as a % of total revenue	27.06%	32.31%	33.10%	33.39%	36.43%	(525)			(937)
Adjusted noninterest income as a % of total revenue[4]	25.68%	31.63%	32.95%	35.14%	36.49%	(595)			(1,081)
Efficiency ratio	65.76%	69.66%	70.88%	71.21%	63.67%	(390)			209
Adjusted efficiency ratio[4]	59.79%	64.64%	63.31%	62.87%	59.17%	(485)			62

CAPITAL DATA
CET1 capital ratio*	9.8%	10.0%	9.9%	10.1%	10.3%	(17)	bp		(48)	bp
Tier 1 capital ratio*	11.6%	11.8%	11.0%	11.2%	11.4%	(23)	bp		17	bp
Total capital ratio*	13.0%	13.2%	12.3%	12.6%	13.1%	(23)	bp		(19)	bp
Tier 1 leverage ratio*	9.1%	8.8%	8.1%	8.1%	8.2%	31	bp		89	bp
Risk-weighted assets (“RWA”) (billions)	$67.3	$65.0	$64.2	$63.0	$62.0	$2		4%	$5		9%
Total equity to total assets	10.04%	9.81%	9.53%	9.64%	9.74%	23	bp		30	bp
Tangible common equity/tangible assets (“TCE/TA”)[4]	6.55%	6.44%	6.73%	6.80%	6.87%	11	bp		(32)	bp
Period-end shares outstanding (millions)	536	535	534	542	551	1		—%	(15)		(3)%
Cash dividends declared per common share	$0.15	$0.15	$0.15	$0.15	$0.15	$—		—	$—		—
Book value per common share	$13.50	$13.82	$14.39	$14.24	$14.07	$(0.32)		(2)%	$(0.57)		(4)%
Tangible book value per common share[4]	$10.18	$10.46	$11.00	$10.88	$10.74	$(0.28)		(3)%	$(0.56)		(5)%

SELECTED BALANCE SHEET DATA
Loans-to-deposit ratio (period-end balances)	80.13%	74.23%	73.25%	74.65%	77.36%	590	bp		277	bp
Loans-to-deposit ratio (average balances)	77.25%	72.93%	73.29%	75.28%	77.68%	432	bp		(43)	bp
Full-time equivalent associates	7,627	7,900	7,863	7,982	8,145	(273)		(3)%	(518)		(6)%
Certain previously reported amounts have been reclassified to agree with current presentation.
*Current quarter is an estimate.
See footnote disclosures on page 20.

CONSOLIDATED PERIOD-END BALANCE SHEET
Quarterly, Unaudited

						2Q22 Change vs.
(In millions)	2Q22	1Q22	4Q21	3Q21	2Q21	1Q22		2Q21
						$	%	$	%
Assets:
Loans and leases:
Commercial, financial, and industrial (C&I)	$31,276	$30,798	$31,068	$31,516	$32,528	$478	2%	$(1,252)	(4)%
Commercial real estate	12,942	12,487	12,109	12,194	12,292	455	4	650	5
Total Commercial	44,218	43,285	43,177	43,710	44,820	933	2	(602)	(1)
Consumer real estate	11,441	10,874	10,772	10,787	10,864	567	5	577	5
Credit card and other[5]	870	854	910	938	1,002	16	2	(132)	(13)
Total Consumer	12,311	11,727	11,682	11,725	11,867	585	5	444	4
Loans and leases, net of unearned income	56,529	55,012	54,859	55,435	56,687	1,516	3	(158)	—
Loans held for sale	870	1,014	1,172	1,052	977	(144)	(14)	(108)	(11)
Investment securities	9,628	9,943	9,419	8,798	8,398	(315)	(3)	1,230	15
Trading securities	1,392	1,823	1,601	1,319	1,035	(431)	(24)	357	34
Interest-bearing deposits with banks	9,475	13,548	14,907	14,829	13,451	(4,073)	(30)	(3,976)	(30)
Federal funds sold and securities purchased under agreements to resell	712	640	641	361	622	72	11	90	15
Total interest earning assets	78,606	81,980	82,600	81,794	81,170	(3,374)	(4)	(2,564)	(3)
Cash and due from banks	1,133	1,225	1,147	1,197	1,303	(91)	(7)	(170)	(13)
Goodwill and other intangible assets, net	1,782	1,795	1,808	1,822	1,836	(13)	(1)	(54)	(3)
Premises and equipment, net	636	669	665	692	714	(33)	(5)	(77)	(11)
Allowance for loan and lease losses	(624)	(622)	(670)	(734)	(815)	(2)	—	191	23
Other assets	3,598	3,614	3,542	3,766	3,700	(15)	—	(102)	(3)
Total assets	$85,132	$88,660	$89,092	$88,537	$87,908	$(3,528)	(4)%	$(2,776)	(3)%

Liabilities and Shareholders' Equity:
Deposits:
Savings	$24,376	$25,772	$26,457	$27,425	$27,416	$(1,396)	(5)%	$(3,040)	(11)%
Time deposits	2,888	3,165	3,500	3,920	4,304	(277)	(9)	(1,416)	(33)
Other interest-bearing deposits	16,172	17,126	17,054	15,571	15,728	(953)	(6)	444	3
Total interest-bearing deposits	43,436	46,063	47,012	46,916	47,447	(2,627)	(6)	(4,012)	(8)
Trading liabilities	394	513	426	315	531	(119)	(23)	(136)	(26)
Short-term borrowings	1,953	1,719	2,124	2,225	2,246	234	14	(293)	(13)
Term borrowings	1,599	1,591	1,590	1,584	1,672	8	1	(73)	(4)
Total interest-bearing liabilities	47,382	49,885	51,151	51,040	51,896	(2,503)	(5)	(4,514)	(9)
Noninterest-bearing deposits	27,114	28,052	27,883	27,348	25,833	(937)	(3)	1,281	5
Other liabilities	2,085	2,027	1,564	1,617	1,613	57	3	472	29
Total liabilities	76,581	79,964	80,598	80,005	79,343	(3,383)	(4)	(2,761)	(3)
Shareholders' Equity:
Preferred stock	1,014	1,014	520	520	520	—	—	494	95
Common stock	335	334	333	339	344	1	—	(9)	(3)
Capital surplus	4,791	4,769	4,742	4,866	4,997	22	—	(206)	(4)
Retained earnings	3,079	2,996	2,891	2,754	2,613	83	3	466	18
Accumulated other comprehensive loss, net	(963)	(711)	(288)	(241)	(203)	(252)	(35)	(760)	NM
Combined shareholders' equity	8,255	8,400	8,199	8,237	8,270	(145)	(2)	(15)	—
Noncontrolling interest	295	295	295	295	295	—	—	—	—
Total shareholders' equity	8,551	8,696	8,494	8,533	8,566	(145)	(2)	(15)	—
Total liabilities and shareholders' equity	$85,132	$88,660	$89,092	$88,537	$87,908	$(3,528)	(4)%	$(2,776)	(3)%
Memo:
Total Deposits	$70,550	$74,114	$74,895	$74,265	$73,281	$(3,564)	(5)%	$(2,731)	(4)%
Unfunded Loan Commitments:
Commercial	$23,251	$21,813	$20,487	$19,019	$18,035	$1,439	7%	$5,216	29%
Consumer	$3,972	$3,882	$3,936	$3,892	$4,031	$90	2%	$(59)	(1)%
Numbers may not foot due to rounding. See footnote disclosures on page 20.

CONSOLIDATED AVERAGE BALANCE SHEET
Quarterly, Unaudited

						2Q22 Change vs.
(In millions)	2Q22	1Q22	4Q21	3Q21	2Q21	1Q22		2Q21
						$	%	$	%
Assets:
Loans and leases:
Commercial, financial, and industrial (C&I)	$30,963	$30,215	$30,780	$31,477	$32,540	$747	2%	$(1,577)	(5)%
Commercial real estate	12,626	12,229	12,220	12,264	12,350	397	3	276	2
Total Commercial	43,589	42,445	43,001	43,741	44,890	1,144	3	(1,301)	(3)
Consumer real estate	11,120	10,769	10,738	10,819	10,926	351	3	194	2
Credit card and other[5]	867	869	943	948	1,013	(2)	—	(146)	(14)
Total Consumer	11,987	11,638	11,681	11,767	11,939	349	3	48	—
Loans and leases, net of unearned income	55,576	54,082	54,682	55,508	56,829	1,494	3	(1,253)	(2)
Loans held-for-sale	1,027	1,156	1,252	992	734	(129)	(11)	293	40
Investment securities	9,781	9,668	9,269	8,494	8,401	113	1	1,380	16
Trading securities	1,509	1,594	1,552	1,171	1,322	(85)	(5)	188	14
Interest-bearing deposits with banks	10,989	14,902	15,065	15,022	13,051	(3,912)	(26)	(2,062)	(16)
Federal funds sold and securities purchased under agreements to resell	857	753	650	587	648	104	14	209	32
Total interest earning assets	79,739	82,155	82,469	81,775	80,984	(2,415)	(3)	(1,244)	(2)
Cash and due from banks	1,281	1,226	1,263	1,263	1,267	55	4	14	1
Goodwill and other intangibles assets, net	1,789	1,802	1,815	1,829	1,843	(13)	(1)	(54)	(3)
Premises and equipment, net	645	655	676	703	714	(10)	(2)	(70)	(10)
Allowances for loan and lease losses	(621)	(658)	(714)	(793)	(884)	36	6	263	30
Other assets	3,493	3,407	3,515	3,624	3,635	86	3	(142)	(4)
Total assets	$86,326	$88,587	$89,025	$88,401	$87,559	$(2,262)	(3)%	$(1,233)	(1)%

Liabilities and shareholders' equity:
Deposits:
Savings	$24,841	$26,330	$26,731	$27,793	$27,238	$(1,489)	(6)%	$(2,397)	(9)%
Time deposits	3,040	3,343	3,695	4,121	4,487	(303)	(9)	(1,447)	(32)
Other interest-bearing deposits	16,273	16,558	15,900	15,333	16,029	(285)	(2)	244	2
Total interest-bearing deposits	44,154	46,230	46,326	47,248	47,754	(2,076)	(4)	(3,599)	(8)
Trading liabilities	585	614	556	527	560	(29)	(5)	25	4
Short-term borrowings	1,710	1,995	2,249	2,452	2,248	(285)	(14)	(538)	(24)
Term borrowings	1,597	1,591	1,575	1,665	1,672	6	—	(75)	(4)
Total interest-bearing liabilities	48,046	50,430	50,707	51,892	52,233	(2,384)	(5)	(4,187)	(8)
Noninterest-bearing deposits	27,791	27,926	28,282	26,485	25,404	(135)	—	2,387	9
Other liabilities	1,875	1,613	1,511	1,447	1,463	262	16	412	28
Total liabilities	77,712	79,969	80,499	79,824	79,100	(2,257)	(3)	(1,388)	(2)
Shareholders' Equity:
Preferred stock	1,014	695	520	520	513	318	46	500	98
Common stock	335	334	336	342	345	1	—	(10)	(3)
Capital surplus	4,778	4,753	4,811	4,936	5,023	25	1	(245)	(5)
Retained earnings	3,051	2,938	2,819	2,673	2,499	113	4	552	22
Accumulated other comprehensive loss, net	(859)	(398)	(256)	(190)	(217)	(461)	(116)	(642)	NM
Combined shareholders' equity	8,318	8,323	8,230	8,281	8,164	(5)	—	155	2
Noncontrolling interest	295	295	295	295	295	—	—	—	—
Total shareholders' equity	8,614	8,619	8,526	8,577	8,459	(5)	—	155	2
Total liabilities and shareholders' equity	$86,326	$88,587	$89,025	$88,401	$87,559	$(2,262)	(3)%	$(1,233)	(1)%
Memo:
Total Deposits	$71,945	$74,156	$74,608	$73,733	$73,158	$(2,211)	(3)%	$(1,212)	(2)%
Numbers may not foot due to rounding. See footnote disclosures on page 20.

CONSOLIDATED NET INTEREST INCOME AND AVERAGE BALANCE SHEET: YIELDS AND RATES
Quarterly, Unaudited
											2Q22 Change vs.
	2Q22		1Q22		4Q21		3Q21		2Q21		1Q22		2Q21
(In millions, except rates)	Income/Expense	Rate	Income/Expense	Rate	Income/Expense	Rate	Income/Expense	Rate	Income/Expense	Rate	Income/Expense		Income/Expense
											$	%	$	%
Interest earning assets/Interest income:
Loans and leases, net of unearned income:
Commercial	$382	3.52%	$339	3.24%	$365	3.37%	$372	3.37%	$380	3.39%	$43	13%	$2	1%
Consumer	112	3.74	108	3.71	110	3.77	112	3.83	118	3.98	4	4	(6)	(5)
Loans and leases, net of unearned income	494	3.57	447	3.34	475	3.45	484	3.47	498	3.52	47	11	(4)	(1)
Loans held-for-sale	10	3.89	10	3.51	11	3.49	8	3.25	7	3.94	—	—	3	37
Investment securities	46	1.87	38	1.59	33	1.43	31	1.48	29	1.39	8	21	17	60
Trading securities	13	3.43	11	2.75	10	2.50	6	2.07	7	2.03	2	18	6	94
Interest-bearing deposits with banks	22	0.79	7	0.19	6	0.15	6	0.16	3	0.10	15	NM	19	NM
Federal funds sold and securities purchased under agreements	1	0.66	—	(0.04)	—	(0.09)	—	(0.03)	—	(0.06)	1	NM	1	NM
Interest income	$586	2.95%	$513	2.52%	$534	2.58%	$536	2.61%	$545	2.70%	$73	14%	$41	8%

Interest bearing liabilities/Interest expense:
Interest-bearing deposits:
Savings	$5	0.08%	$3	0.05%	$4	0.06%	$9	0.12%	$11	0.16%	$2	67%	$(6)	(53)%
Time deposits	4	0.50	4	0.51	5	0.56	6	0.62	7	0.65	—	—	(3)	(45)
Other interest-bearing deposits	9	0.22	4	0.09	4	0.10	5	0.12	6	0.15	5	125	3	53
Total interest-bearing deposits	18	0.16	11	0.10	13	0.11	20	0.17	24	0.20	7	64	(6)	(24)
Trading liabilities	4	2.52	3	1.69	2	1.38	1	1.11	2	1.17	1	33	2	145
Short-term borrowings	2	0.58	1	0.15	1	0.18	1	0.24	1	0.22	1	100	1	61
Term borrowings	17	4.38	17	4.29	17	4.30	18	4.39	18	4.38	—	—	(1)	(7)
Interest expense	41	0.34	31	0.25	33	0.26	41	0.31	45	0.34	10	32	(4)	(9)
Net interest income - tax equivalent basis	545	2.61	482	2.27	502	2.32	495	2.30	500	2.36	63	13	45	9
Fully taxable equivalent adjustment	(3)	0.13	(3)	0.10	(3)	0.10	(3)	0.11	(3)	0.11	—	—	—	1
Net interest income	$542	2.74%	$479	2.37%	$498	2.42%	$492	2.41%	$497	2.47%	$63	13%	$45	9%

Memo:
Total loan yield		3.57%		3.34%		3.45%		3.47%		3.52%
Total deposit cost		0.10%		0.06%		0.07%		0.11%		0.13%
Total funding cost		0.22%		0.16%		0.16%		0.21%		0.23%
Net interest income and yields are adjusted to a fully taxable equivalent (“FTE”) basis assuming a statutory federal income tax of 21 percent and, where applicable, state income taxes.
Earning assets yields are expressed net of unearned income.
Loan yields include loan fees, cash basis interest income, and loans on nonaccrual status.
Numbers may not foot due to rounding.
See footnote disclosures on page 20.

CONSOLIDATED NONPERFORMING LOANS AND LEASES ("NPL")
Quarterly, Unaudited

	As of					2Q22 change vs.
(In millions, except ratio data)	2Q22	1Q22	4Q21	3Q21	2Q21	1Q22		2Q21
						$	%	$	%
Nonperforming loans and leases
Commercial, financial, and industrial (C&I)	$129	$153	$125	$144	$122	$(24)	(16)%	$6	5%
Commercial real estate	11	12	9	58	70	(1)	(9)	(60)	(85)
Consumer real estate	159	165	138	143	149	(6)	(4)	10	7
Credit card and other	3	3	3	2	2	—	(5)	—	9
Total nonperforming loans and leases	$301	$332	$275	$347	$344	$(31)	(9)%	$(43)	(12)%

Asset Quality Ratio
Nonperforming loans and leases to loans and leases
Commercial, financial, and industrial (C&I)	0.41%	0.50%	0.40%	0.46%	0.38%
Commercial real estate	0.08	0.09	0.08	0.48	0.57
Consumer real estate	1.39	1.52	1.29	1.33	1.37
Credit card and other	0.29	0.32	0.31	0.22	0.24
Total nonperforming loans and leases to loans and leases	0.53%	0.60%	0.50%	0.63%	0.61%
Numbers may not foot due to rounding.

CONSOLIDATED LOANS AND LEASES 90 DAYS OR MORE PAST DUE AND ACCRUING
Quarterly, Unaudited

	As of					2Q22 change vs.
(In millions)	2Q22	1Q22	4Q21	3Q21	2Q21	1Q22		2Q21
						$	%	$	%
Loans and leases 90 days or more past due and accruing
Commercial, financial, and industrial (C&I)	$1	$6	$5	$1	$1	$(5)	(90)%	$(1)	(59)%
Commercial real estate	—	—	—	2	—	—	NM	—	NM
Consumer real estate	14	14	33	12	12	—	(2)	2	18
Credit card and other	3	3	2	2	1	—	(3)	2	NM
Total loans and leases 90 days or more past due and accruing	$17	$23	$40	$16	$14	$(5)	(23)%	$3	23%
Numbers may not foot due to rounding.

CONSOLIDATED NET CHARGE-OFFS (RECOVERIES)
Quarterly, Unaudited

	As of					2Q22 change vs.
(In millions, except ratio data)	2Q22	1Q22	4Q21	3Q21	2Q21	1Q22		2Q21
Charge-off, Recoveries and Related Ratios						$	%	$	%
Gross Charge-offs
Commercial, financial, and industrial (C&I)	$12	$13	$5	$12	$2	$(1)	(6)%	$10	NM
Commercial real estate	—	—	—	2	—	—	NM	—	3
Consumer real estate	2	1	2	1	1	1	NM	2	NM
Credit card and other	7	5	4	5	3	2	38	3	106
Total gross charge-offs	$21	$19	$11	$19	$6	$3	14%	$15	NM
Gross Recoveries
Commercial, financial, and industrial (C&I)	$(1)	$(3)	$(3)	$(7)	$(5)	$2	62%	$4	76%
Commercial real estate	(1)	—	—	(2)	(1)	(1)	NM	—	(45)
Consumer real estate	(6)	(5)	(5)	(7)	(8)	(1)	(14)	3	33
Credit card and other	(1)	(1)	(1)	—	(2)	—	(46)	1	37
Total gross recoveries	$(9)	$(9)	$(10)	$(16)	$(16)	$—	2%	$7	44%
Net Charge-offs (Recoveries)
Commercial, financial, and industrial (C&I)	$11	$10	$1	$5	$(3)	$1	12%	$14	NM
Commercial real estate	(1)	—	—	—	(1)	(1)	NM	—	(51)
Consumer real estate	(3)	(4)	(3)	(7)	(8)	1	19	4	57
Credit card and other	5	4	3	4	1	1	36	4	NM
Total net charge-offs	$12	$10	$1	$3	$(10)	$3	29%	$22	NM

Annualized Net Charge-off (Recovery) Rates
Commercial, financial, and industrial (C&I)	0.14%	0.13%	0.01%	0.06%	(0.04)%
Commercial real estate	(0.03)	(0.01)	(0.01)	0.01	(0.02)
Consumer real estate	(0.12)	(0.15)	(0.10)	(0.24)	(0.28)
Credit card and other	2.49	1.85	1.26	1.86	0.51
Total loans and leases	0.09%	0.07%	0.01%	0.02%	(0.07)%
Numbers may not foot due to rounding.

CONSOLIDATED ALLOWANCE FOR LOAN AND LEASE LOSSES AND RESERVE FOR UNFUNDED COMMITMENTS
Quarterly, Unaudited

	As of					2Q22 Change vs.
(In millions)	2Q22	1Q22	4Q21	3Q21	2Q21	1Q22		2Q21
Summary of Changes in the Components of the Allowance For Credit Losses						$	%	$	%
Allowance for loan and lease losses - beginning	$622	$670	$734	$815	$914	$(48)	(7)%	$(292)	(32)%
Charge-offs:
Commercial, financial, and industrial (C&I)	(12)	(13)	(5)	(12)	(2)	1	6	(10)	NM
Commercial real estate	—	—	—	(2)	—	—	NM	—	(3)
Consumer real estate	(2)	(1)	(2)	(1)	(1)	(1)	NM	(2)	NM
Credit card and other	(7)	(5)	(4)	(5)	(3)	(2)	(38)	(3)	(106)
Total charge-offs	(21)	(19)	(11)	(19)	(6)	(3)	(14)	(15)	NM
Recoveries:
Commercial, financial, and industrial (C&I)	1	3	3	7	5	(2)	(62)	(4)	(76)
Commercial real estate	1	—	—	2	1	1	NM	—	45
Consumer real estate	6	5	5	7	8	1	14	(3)	(33)
Credit card and other	1	1	1	—	2	—	46	(1)	(37)
Total Recoveries	9	9	10	16	16	—	(2)	(7)	(44)
Provision for loan and lease losses:
Commercial, financial, and industrial (C&I)	(2)	(36)	(40)	(5)	(60)	34	94	58	96
Commercial real estate	(12)	(3)	(9)	(48)	(22)	(9)	NM	11	49
Consumer real estate	16	(3)	(18)	(31)	(26)	19	NM	42	NM
Credit card and other	12	4	3	6	—	8	NM	12	NM
Total provision for loan and lease losses:	14	(38)	(63)	(78)	(109)	52	137	123	113
Allowance for loan and lease losses - ending	$624	$622	$670	$734	$815	$2	—%	$(191)	(23)%

Reserve for unfunded commitments - beginning	$64	$66	$68	$75	$81	$(2)	(3)%	$(17)	(21)%
Cumulative effect of change in accounting principle	—	—	—	—	—	—	NM	—	NM
Acquired reserve for unfunded commitments	—	—	—	—	—	—	NM	—	NM
Provision for unfunded commitments	16	(2)	(2)	(7)	(6)	18	NM	22	NM
Reserve for unfunded commitments - ending	$80	$64	$66	$68	$75	$16	25	$5	7
Total allowance for credit losses- ending	$704	$686	$736	$802	$890	$18	3%	$(186)	(21)%
Numbers may not foot due to rounding.

CONSOLIDATED ASSET QUALITY RATIOS - ALLOWANCE FOR LOAN AND LEASE LOSSES
Quarterly, Unaudited

	As of
	2Q22	1Q22	4Q21	3Q21	2Q21

Allowance for loans and lease losses to loans and leases
Commercial, financial, and industrial (C&I)	0.88%	0.93%	1.07%	1.19%	1.18%
Commercial real estate	1.09%	1.21%	1.27%	1.33%	1.71%
Consumer real estate	1.60%	1.51%	1.51%	1.65%	1.87%
Credit card and other	3.01%	2.31%	2.14%	2.03%	1.71%
Total allowance for loans and lease losses to loans and leases	1.10%	1.13%	1.22%	1.32%	1.44%
Allowance for loans and lease losses to nonperforming loans and leases
Commercial, financial, and industrial (C&I)	213%	188%	268%	261%	314%
Commercial real estate	1,331%	1,303%	1,671%	278%	300%
Consumer real estate	115%	99%	118%	125%	136%
Credit card and other	1,021%	730%	699%	926%	725%
Total allowance for loans and lease losses to nonperforming loans and leases	207%	187%	244%	211%	237%

REGIONAL BANKING
Quarterly, Unaudited

						2Q22 Change vs.
	2Q22	1Q22	4Q21	3Q21	2Q21	1Q22			2Q21
						$/bp		%	$/bp		%
Income Statement (millions)
Net interest income	$465	$426	$449	$444	$444	$39		9%	$21		5%
Noninterest income	114	114	115	113	109	—		—	5		5%
Total revenue	579	540	564	557	553	39		7	26		5%
Noninterest expense	297	301	300	292	270	(4)		(1)	27		10%
Pre-provision net revenue[3]	282	238	263	265	283	44		18	(1)		—%
Provision for credit losses	52	(30)	(60)	(52)	(88)	82		NM	140		NM
Income before income tax expense	230	269	323	317	371	(39)		(14)	(141)		(38)%
Income tax expense	54	63	75	74	87	(9)		(14)	(33)		(38)%
Net income	$176	$206	$248	$243	$284	$(30)		(15)%	$(108)		(38)%

Average Balances (billions)
Total loans and leases	$39.2	$38.0	$37.7	$38.5	$40.0	$1.2		3%	$(0.8)		(2)%
Interest-earning assets	39.2	38.0	37.8	38.5	40.0	1.2		3	(0.8)		(2)
Total assets	42.0	40.5	40.0	40.9	42.4	1.5		4	(0.4)		(1)
Total deposits	64.6	66.6	66.7	65.6	65.1	(2.0)		(3)	(0.5)		(1)

Key Metrics
Net interest margin[6]	4.78%	4.56%	4.75%	4.60%	4.47%	22	bp		31	bp
Efficiency ratio	51.32%	55.81%	53.25%	52.41%	48.80%	(449)	bp		252	bp
Loans-to-deposits ratio (period-end balances)	62.78%	57.47%	56.03%	57.27%	59.82%	531	bp		296	bp
Loans-to-deposits ratio (average-end balances)	60.71%	56.97%	56.58%	58.78%	61.48%	374	bp		(77)	bp
Return on average assets (annualized)	1.68%	2.06%	2.46%	2.36%	2.69%	(38)	bp		(101)	bp
Return on allocated equity[7]	20.00%	26.77%	27.32%	27.44%	31.80%	(677)	bp		(1,180)	bp
Financial center locations	417	417	427	438	490	—		—%	(73)		(15)%
Numbers may not add to total due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 20.

Regional Banking segment: Offers financial products and services, including traditional lending and deposit taking, to consumer and commercial customers primarily in the southern and southeastern U.S. and other selected markets. Regional Banking also provides investment, wealth management, financial planning, trust and asset management services for consumer customers.

SPECIALTY BANKING
Quarterly, Unaudited

						2Q22 Change vs.
	2Q22	1Q22	4Q21	3Q21	2Q21	1Q22			2Q21
						$/bp		%	$/bp		%
Income Statement (millions)
Net interest income	$141	$144	$154	$154	$153	$(3)		(2)%	$(12)		(8)%
Noninterest income	96	105	120	142	150	(9)		(9)	(54)		(36)
Total revenue	237	250	274	295	303	(13)		(5)	(66)		(22)
Noninterest expense	116	136	128	138	145	(20)		(15)	(29)		(20)
Pre-provision net revenue[3]	121	113	146	157	157	8		7	(36)		(23)
Provision for credit losses	(18)	(2)	(3)	(33)	(21)	(16)		NM	3		14
Income before income tax expense	139	116	149	190	178	23		20	(39)		(22)
Income tax expense	34	28	36	46	43	6		21	(9)		(21)
Net income	$105	$87	$113	$144	$135	$18		21%	$(30)		(22)%

Average Balances (billions)
Total loans and leases	$15.8	$15.5	$16.3	$16.3	$16.0	$0.3		2%	$(0.2)		(1)%
Interest-earning assets	19.1	19.0	19.8	19.2	18.8	0.1		—	0.3		1
Total assets	20.2	20.2	21.0	20.5	20.1	—		—	0.1		1
Total deposits	6.3	6.5	6.7	6.2	5.5	(0.2)		(3)	0.8		15

Key Metrics
Fixed income product average daily revenue (thousands)	$612	$987	$1,123	$1,323	$1,425	$(375)		(38)%	$(813)		(57)%
Net interest margin[6]	2.97%	3.07%	3.10%	3.18%	3.26%	(10)	bp		(29)	bp
Efficiency ratio	48.98%	54.65%	46.74%	46.83%	48.00%	(567)	bp		98	bp
Loans-to-deposits ratio (period-end balances)	268%	256%	264%	274%	308%	1,225	bp		(3,989)	bp
Loans-to-deposits ratio (average-end balances)	250%	239%	245%	266%	293%	1,073	bp		(4,258)	bp
Return on average assets (annualized)	2.09%	1.75%	2.14%	2.79%	2.69%	34	bp		(60)	bp
Return on allocated equity[7]	25.50%	22.68%	27.87%	32.19%	29.75%	282	bp		(425)	bp
Numbers may not add to total due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 20.

Specialty Banking segment: Consists of lines of business that deliver product offerings and services with specialized industry knowledge. Specialty Banking’s lines of business include asset-based lending, mortgage warehouse lending, commercial real estate, franchise finance, correspondent banking, equipment finance, mortgage, and title insurance. In addition to traditional lending and deposit taking, Specialty Banking also delivers treasury management solutions, loan syndications, and international banking. Additionally, Specialty Banking has a line of business focused on fixed income securities sales, trading, underwriting, and strategies for institutional clients in the U.S. and abroad, as well as loan sales, portfolio advisory services, and derivative sales.

CORPORATE
Quarterly, Unaudited

						2Q22 Change vs.
	2Q22	1Q22	4Q21	3Q21	2Q21	1Q22		2Q21
						$	%	$	%
Income Statement (millions)
Net interest income/(expense)	$(64)	$(91)	$(104)	$(106)	$(100)	$27	30%	$36	36%
Noninterest income	(8)	9	11	(8)	25	(17)	NM	(33)	(132)
Total revenues	(73)	(82)	(93)	(114)	(74)	9	11	1	1
Noninterest expense	76	55	100	95	82	21	38	(6)	(7)
Pre-provision net revenue[3]	(148)	(137)	(193)	(210)	(157)	(11)	(8)	9	6
Provision for credit losses	(4)	(7)	(2)	—	(6)	3	43	2	33
Income before income tax expense	(145)	(130)	(191)	(210)	(151)	(15)	(12)	6	4
Income tax expense (benefit)	(40)	(34)	(59)	(57)	(42)	(6)	(18)	2	5
Net income/(loss)	$(105)	$(96)	$(132)	$(153)	$(109)	$(9)	(9)%	$4	4%

Average Balance Sheet (billions)
Interest bearing assets	$21.5	$25.2	$25.0	$24.0	$22.1	$(3.7)	(15)%	$(0.7)	(3)%
Total assets	24.1	27.8	27.9	27.0	25.1	(3.7)	(13)	(1.0)	(4)%
Numbers may not add to total due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 20.

Corporate segment: Consists primarily of corporate support functions including risk management, audit, accounting, finance, executive office, and corporate communications. Shared support services such as human resources, properties, technology, credit risk and bank operations are allocated to the activities of Regional Banking, Specialty Banking, and Corporate. Additionally, the Corporate segment includes centralized management of capital and funding to support the business activities of the company including management of wholesale funding, liquidity, and capital management and allocation. Finally, the Corporate segment includes the revenue and expense associated with run-off businesses such as pre-2009 mortgage banking elements, run-off consumer and trust preferred loan portfolios, and other exited businesses.

FOOTNOTES
1 Taxable equivalent interest income and interest expense are non-GAAP measures and reconcile to net interest income (GAAP) in the table.
2 Occupancy and Equipment expense includes Computer Software Expense.
3 Pre-provision net revenue is a non-GAAP measure and is reconciled to income before income taxes (GAAP) in the table.
4 Represents a non-GAAP measure and is reconciled to the nearest GAAP measure in the non-GAAP to GAAP reconciliations beginning on page 21.
5 Credit card and other includes an insignificant amount of commercial credit card balances.
6 Net interest margin is computed using total NII adjusted for FTE assuming a statutory federal income tax rate of 21 percent, and, where applicable state taxes.
7 Segment equity is allocated based on an internal allocation methodology.
8 Second quarter 2022 includes 27.5 million shares related to the full impact of Series G convertible securities issued in connection with TD transaction; First quarter 2022 includes 9.8 million shares related to the one month average impact of these shares.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

($s in millions, except per share data)	2Q22	1Q22	4Q21	3Q21	2Q21

Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$8,551	$8,696	$8,494	$8,533	$8,566
Less: Noncontrolling interest (a)	295	295	295	295	295
Less: Preferred stock (a)	1,014	1,014	520	520	520
(B) Total common equity	$7,242	$7,387	$7,679	$7,717	$7,750
Less: Intangible assets (GAAP) (b)	1,782	1,795	1,808	1,822	1,836
(C) Tangible common equity (Non-GAAP)	$5,459	$5,592	$5,871	$5,895	$5,914

Tangible Assets (Non-GAAP)
(D) Total assets (GAAP)	$85,132	$88,660	$89,092	$88,537	$87,908
Less: Intangible assets (GAAP) (b)	1,782	1,795	1,808	1,822	1,836
(E) Tangible assets (Non-GAAP)	$83,350	$86,865	$87,284	$86,715	$86,072

Period-end Shares Outstanding
(F) Period-end shares outstanding	536	535	534	542	551

Ratios
(A)/(D) Total equity to total assets (GAAP)	10.04%	9.81%	9.53%	9.64%	9.74%
(C)/(E) Tangible common equity to tangible assets (“TCE/TA”) (Non-GAAP)	6.55%	6.44%	6.73%	6.80%	6.87%
(B)/(F) Book value per common share (GAAP)	$13.50	$13.82	$14.39	$14.24	$14.07
(C)/(F) Tangible book value per common share (Non-GAAP)	$10.18	$10.46	$11.00	$10.88	$10.74
(a)     Included in Total equity on the Consolidated Balance Sheet.
(b)     Includes goodwill and other intangible assets, net of amortization.
Numbers may not foot due to rounding.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited
	2Q22			1Q22			4Q21			3Q21			2Q21
($s in millions, except per share data)	GAAP	Notable Items	Non-GAAP	GAAP	Notable Items	Non-GAAP	GAAP	Notable Items	Non-GAAP	GAAP	Notable Items	Non-GAAP	GAAP	Notable Items	Non-GAAP
Interest income - FTE	$583	$3	$586	$510	$3	$513	$531	$3	$534	$533	$3	$536	$542	$3	$545
Interest expense- FTE	41	—	41	31	—	31	33	—	33	41	—	41	45	—	45
Net interest income- FTE	542	3	545	479	3	482	498	3	502	492	3	495	497	3	500
Less: Taxable-equivalent adjustment	—	3	3	—	3	3	—	3	3	—	3	3	—	3	3
Net interest income	542	—	542	479	—	479	498	—	498	492	—	492	497	—	497
Noninterest income:
Fixed income	51	—	51	73	—	73	82	—	82	96	—	96	102	—	102
Mortgage banking and title	34	(12)	22	22	—	22	28	—	28	34	—	34	38	—	38
Brokerage, trust, and insurance	36	—	36	37	—	37	36	—	36	37	—	37	35	—	35
Service charges and fees	57	—	57	57	—	57	56	—	56	56	—	56	54	—	54
Card and digital banking fees	23	—	23	20	—	20	19	—	19	21	—	21	21	—	21
Deferred compensation income	(17)	—	(17)	(4)	—	(4)	—	—	—	3	—	3	7	—	7
Other noninterest income	16	—	15	24	(6)	18	25	—	25	(1)	22	21	27	2	29
Total noninterest income	201	(13)	188	229	(6)	223	247	—	246	247	22	268	285	2	287
Total revenue	743	(13)	730	707	(6)	702	745	—	745	738	22	760	781	2	784
Noninterest expense:
Personnel expense:
Salaries and benefits	190	1	191	190	(2)	188	190	—	189	191	—	191	191	—	191
Incentives and commissions	93	(22)	71	94	(2)	92	93	(9)	84	101	(10)	92	109	(16)	93
Deferred compensation expense	(18)	—	(18)	(5)	—	(5)	7	(6)	1	4	—	4	6	—	6
Total personnel expense	265	(21)	244	280	(4)	275	290	(16)	274	296	(10)	286	306	(16)	290
Occupancy and equipment	73	(1)	72	72	—	72	74	—	73	75	(1)	74	75	—	75
Outside services	70	(9)	61	84	(25)	59	81	(15)	66	89	(24)	65	63	(6)	56
Amortization of intangible assets	13	(1)	12	13	(1)	12	14	(1)	13	14	(1)	13	14	(1)	13
Other noninterest expense	68	(18)	50	44	(7)	37	70	(23)	46	52	(10)	42	40	(9)	31
Total noninterest expense	489	(50)	438	493	(37)	455	528	(54)	474	526	(46)	480	497	(32)	465
Pre-provision net revenue	255	38	293	215	32	246	217	54	271	213	68	281	284	34	318
Provision for credit losses	30	—	30	(40)	—	(40)	(65)	—	(65)	(85)	—	(85)	(115)	—	(115)
Income before income taxes	225	38	263	255	32	286	282	54	336	298	68	365	399	34	433
Provision for income taxes	48	9	57	57	7	64	53	13	65	63	17	80	88	8	96
Net income	177	29	205	198	24	222	229	41	271	235	51	286	311	26	337
Net income attributable to noncontrolling interest	3	—	3	3	—	3	3	—	3	3	—	3	3	—	3
Net income attributable to controlling interest	174	29	202	195	24	219	227	41	268	232	51	283	308	26	334
Preferred stock dividends	8	—	8	8	—	8	8	—	8	8	—	8	13	—	13
Net income available to common shareholders	$166	$29	$195	$187	$24	$211	$219	$41	$260	$224	$51	$275	$295	$26	$321
Common Stock Data
EPS	$0.31	$(0.05)	$0.36	$0.35	$(0.05)	$0.40	$0.41	$(0.08)	$0.48	$0.41	$(0.09)	$0.50	$0.54	$(0.05)	$0.58
Basic shares	535		535	533		533	537		537	546		546	550		550
Diluted EPS	$0.29	$(0.05)	$0.34	$0.34	$(0.04)	$0.38	$0.40	$(0.08)	$0.48	$0.41	$(0.09)	$0.50	$0.53	$(0.05)	$0.58
Diluted shares[8]	569		569	550		550	542		542	550		550	556		556
Memo:
Total Revenue-FTE (Non-GAAP)	$743	$(10)	$733	$707	$3	$704	$745	$3	$748	$738	$24	$763	$781	$5	$787
PPNR-FTE (Non-GAAP)	$255	$39	$295	$215	$34	$249	$217	$58	$274	$213	$71	$283	$284	$37	$321
Amounts adjusted for notable items as detailed on page 9.
Numbers may not foot due to rounding.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

($s in millions, except per share data)		2Q22	1Q22	4Q21	3Q21	2Q21

Adjusted Diluted EPS
Net income available to common shareholders ("NIAC") (GAAP)	a	$166	$187	$219	$224	$295
Plus Tax effected notable items (Non-GAAP) (a)		29	24	41	51	26
Adjusted net income available to common shareholders (Non-GAAP)	b	$195	$211	$260	$275	$321

Diluted Shares (GAAP)[8]	c	569	550	542	550	556

Diluted EPS (GAAP)	a/c	$0.29	$0.34	$0.40	$0.41	$0.53
Adjusted diluted EPS (Non-GAAP)	b/c	$0.34	$0.38	$0.48	$0.50	$0.58

Adjusted Net Income ("NI") and Adjusted Return on Assets ("ROA")
Net Income ("NI") (GAAP)		$177	$198	$229	$235	$311
Plus Tax effected notable items (Non-GAAP) (a)		29	24	41	51	26
Adjusted NI (Non-GAAP)		$205	$222	$271	$286	$337

NI (annualized) (GAAP)	d	$709	$801	$910	$931	$1,247
Adjusted NI (annualized) (Non-GAAP)	e	$823	$900	$1,074	$1,133	$1,353

Average assets (GAAP)	f	$86,326	$88,587	$89,025	$88,401	$87,559

ROA (GAAP)	d/f	0.82%	0.90%	1.02%	1.05%	1.42%
Adjusted ROA (Non-GAAP)	e/f	0.95%	1.02%	1.21%	1.28%	1.54%

Return on Average Common Equity ("ROCE")/ Return on Average Tangible Common Equity ("ROTCE")/ Adjusted ROTCE
Net income available to common shareholders ("NIAC") (GAAP)	g	$666	$756	$868	$887	$1,182
Adjusted Net income available to common shareholders (annualized) (Non-GAAP)	h	$781	$855	$1,032	$1,089	$1,288

Average Common Equity (GAAP)	i	$7,305	$7,628	$7,710	$7,761	$7,651
Intangible Assets (GAAP) (b)		1,789	1,802	1,815	1,829	1,843
Average Tangible Common Equity (Non-GAAP)	j	$5,516	$5,826	$5,895	$5,932	$5,808

ROCE (GAAP)	g/i	9.12%	9.92%	11.26%	11.43%	15.45%
ROTCE (Non-GAAP)	g/j	12.07%	12.98%	14.72%	14.95%	20.36%
Adjusted ROTCE (Non-GAAP)	h/j	14.15%	14.68%	17.51%	18.36%	22.18%
(a) Amounts adjusted for notable items as detailed on page 9.
(b)     Includes goodwill and other intangible assets, net of amortization.
Numbers may not foot due to rounding.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

(In millions)		2Q22	1Q22	4Q21	3Q21	2Q21

Adjusted Noninterest Income as a % of Total Revenue
Noninterest income (GAAP)	k	$201	$229	$247	$247	$285
Plus notable items (GAAP) (a)		(13)	(6)	—	22	2
Adjusted noninterest income (Non-GAAP)	l	$188	$223	$246	$268	$287

Revenue (GAAP)	m	$743	$707	$745	$738	$781
Taxable-equivalent adjustment		3	3	3	3	3
Revenue- Taxable-equivalent (Non-GAAP)		746	710	748	741	784
Plus notable items (GAAP) (a)		(13)	(6)	—	22	2
Adjusted revenue (Non-GAAP)	n	$733	$704	$748	$763	$787

Noninterest income as a % of total revenue (GAAP)	k/m	27.06%	32.31%	33.10%	33.39%	36.43%
Adjusted noninterest income as a % of total revenue (Non-GAAP)	l/n	25.68%	31.63%	32.95%	35.14%	36.49%

Adjusted Efficiency Ratio
Noninterest expense (GAAP)	o	$489	$493	$528	$526	$497
Plus notable items (GAAP) (a)		(50)	(37)	(54)	(46)	(32)
Adjusted noninterest expense (Non-GAAP)	p	$438	$455	$474	$480	$465

Revenue (GAAP)	q	$743	$707	$745	$738	$781
Taxable-equivalent adjustment		3	3	3	3	3
Revenue- Taxable-equivalent (Non-GAAP)		746	710	748	741	784
Plus notable items (GAAP) (a)		(13)	(6)	—	22	2
Adjusted revenue (Non-GAAP)	r	$733	$704	$748	$763	$787

Efficiency ratio (GAAP)	o/q	65.76%	69.66%	70.88%	71.21%	63.67%
Adjusted efficiency ratio (Non-GAAP)	p/r	59.79%	64.64%	63.31%	62.87%	59.17%
(a) Amounts adjusted for notable items as detailed on page 9.
(b)     Includes goodwill and other intangible assets, net of amortization.
Numbers may not foot due to rounding.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

($s in millions)
		2Q22 vs 1Q22
NII/NIM Analysis	NII	%	NIM
2Q22 Reported (FTE)	$545		2.74%
Less: non-core items
PPP coupon income and fees	7		0.02
Loan Accretion	15		0.08
IBKC Premium Amortization	(8)		(0.04)
2Q22 Core (FTE) (Non-GAAP)	$532	15%	2.69%

1Q22 Reported (FTE)	$482		2.37%
Less: non-core items
PPP coupon income and fees	12		0.04
Loan Accretion	17		0.09
IBKC Premium Amortization	(10)		(0.05)
1Q22 Core (FTE) (Non-GAAP)	$462		2.29%
Less: day count impact	(7)		—
1Q22 Core (FTE) ex. day count	$469		2.29%
Numbers may not foot due to rounding.

	Period-end				Average
($s in millions)	2Q22	1Q22	2Q22 vs 1Q22		2Q22	1Q22	2Q22 vs 1Q22
Loans excluding LMC & PPP			$	%			$	%
Total C& I excl. LMC & PPP	$27,459	$26,262	$1,197	5%	$26,993	$25,749	$1,244	5%
Total CRE	12,942	12,487	456	4%	12,626	12,229	397	3%
Total Commercial excl. LMC & PPP	40,401	38,749	1,652	4%	39,619	37,978	1,641	4%
Total Consumer	12,311	11,727	585	5%	11,987	11,638	349	3%
Total Loans excl. LMC & PPP	52,712	50,476	2,236	4%	51,606	49,616	1,990	4%
PPP	375	642	(268)	(42)%	478	815	(336)	(41)%
LMC	3,441	3,895	(454)	(12)%	3,492	3,651	(159)	(4)%
Total Loans	$56,529	$55,013	$1,516	3%	$55,576	$54,082	$1,494	3%

Loans excluding PPP
Total Commercial excl. PPP	$43,842	$42,642	$1,200	3%	$43,111	$41,629	$1,482	4%
Total Consumer	12,311	11,727	584	5%	11,987	11,638	349	3%
Total Loans excl. PPP	$56,153	$54,369	1,784	3%	$55,098	$53,267	1,831	3%
PPP	375	642	(268)	(42)%	478	815	(336)	(41)%
Total Loans	$56,529	$55,012	$1,517	3%	$55,576	$54,082	1,494	3%
Numbers may not foot due to rounding.

GLOSSARY OF TERMS
Common Equity Tier 1 Ratio: Ratio consisting of common equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, less disallowed portions of goodwill, other intangibles, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Fully Taxable Equivalent (“FTE”): Reflects the amount of tax-exempt income adjusted to a level that would yield the same after-tax income had that income been subject to taxation.

Tier 1 Capital Ratio: Ratio consisting of shareholders’ equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, plus qualifying portions of noncontrolling interests, less disallowed portions of goodwill, other intangible assets, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Key Ratios
Return on Average Assets: Ratio is annualized net income to average total assets.

Return on Average Common Equity: Ratio is annualized net income available to common shareholders to average common equity.

Return on Average Tangible Common Equity: Ratio is annualized net income available to common shareholders to average tangible common equity.

Noninterest Income as a Percentage of Total Revenue: Ratio is noninterest income to total revenue - taxable equivalent.

Efficiency Ratio: Ratio is noninterest expense to total revenue - taxable equivalent .

Leverage Ratio: Ratio is tier 1 capital to average assets for leverage.

Asset Quality - Consolidated Key Ratios
Nonperforming loans and leases ("NPL") %: Ratio is nonaccruing loans and leases in the loan portfolio to total period-end loans and leases.

Net charge-offs %: Ratio is annualized net charge-offs to total average loans and leases.

Allowance / loans and leases: Ratio is allowance for loan and lease losses to total period-end loans and leases.

Allowance / Nonperforming loans and leases: Ratio is allowance for loan and lease losses to nonperforming loans and leases in the loan portfolio.

Allowance / charge-offs: Ratio is allowance for loan and lease losses to annualized net charge-offs.

Operating Segments
Regional Banking segment: Offers financial products and services, including traditional lending and deposit taking, to consumer and commercial customers primarily in the southern and southeastern U.S. and other selected markets. Regional Banking also provides investment, wealth management, financial planning, trust and asset management services for consumer customers.

Specialty Banking segment: Consists of lines of business that deliver product offerings and services with specialized industry knowledge. Specialty Banking’s lines of business include asset-based lending, mortgage warehouse lending, commercial real estate, franchise finance, correspondent banking, equipment finance, mortgage, and title insurance. In addition to traditional lending and deposit taking, Specialty Banking also delivers treasury management solutions, loan syndications, and international banking. Additionally, Specialty Banking has a line of business focused on fixed income securities sales, trading, underwriting, and strategies for institutional clients in the U.S. and abroad, as well as loan sales, portfolio advisory services, and derivative sales.

Corporate segment: Consists primarily of corporate support functions including risk management, audit, accounting, finance, executive office, and corporate communications. Shared support services such as human resources, properties, technology, credit risk and bank operations are allocated to the activities of Regional Banking, Specialty Banking, and Corporate. Additionally, the Corporate segment includes centralized management of capital and funding to support the business activities of the company including management of wholesale funding, liquidity, and capital management and allocation. Finally, the Corporate segment includes the revenue and expense associated with run-off businesses such as pre-2009 mortgage banking elements, run-off consumer and trust preferred loan portfolios, and other exited businesses.